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                                                        Exhibit 10.27.4


                      EQUITY COMMITMENT GUARANTY

          This EQUITY COMMITMENT GUARANTY (this "Guaranty" or this "Agreement"), dated as of December 10, 1997, by NRG ENERGY, INC., a Delaware corporation ("Guarantor"), in favor of NRG (MORRIS) COGEN, LLC (the "Borrower") and THE CHASE MANHATTAN BANK, as collateral agent for the Banks (as defined below) (in such capacity, the "Collateral Agent") under the Construction and Term Loan Agreement, dated as of September 15, 1997 (the "Credit Agreement"), among the Borrower, the Collateral Agent, the banks party thereto (the "Banks") and The Chase Manhattan Bank, as agent for the Banks (in such capacity, the "Agent Bank").

                               RECITALS

A. As a condition precedent to the Agent Bank, the Collateral Agent and the Banks entering into the Credit Agreement and the Banks making the Loans and extending other credit to the Borrower thereunder, Guarantor executed an Equity Commitment Agreement, dated as of September 15, 1997 (the "Equity Commitment Agreement"), in favor of the Borrower and the Collateral Agent.

B. Pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof, Guarantor is selling all of its membership interests in the Borrower to NRGG Funding Inc. ("NRGG Funding").

C. Pursuant to an Assignment and Assumption Agreement, dated as of the date hereof (the "Assignment and Assumption Agreement"), between Guarantor and NRGG Funding, NRGG Funding is assuming all of Guarantor's obligations under the Equity Commitment Agreement.

D. Guarantor owns 45% of the outstanding shares of capital stock of NRG Generating and NRG Generating owns 100% of the outstanding shares of capital stock of NRGG Funding.

E. It is a condition to the Banks' willingness to continue to make Loans and extend other credit to the Borrower under the Credit
Agreement that Guarantor enter into this Agreement.

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F.   Guarantor acknowledges that it will obtain substantial benefit if the Banks continue to make Loans and extend other credit to the Borrower under the Credit Agreement.

G. The obligations of Guarantor hereunder are being incurred concurrently with the assumption by NRGG Funding of Guarantor's obligations under the Equity Commitment Agreement pursuant to the Assignment and Assumption Agreement.

H. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Equity Commitment Agreement (including terms incorporated therein from the Credit Agreement).


                               AGREEMENT

     NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty by Guarantor of NRGG Funding Obligation. Guarantor unconditionally and irrevocably guarantees payment to the Borrower and to the Collateral Agent, for the benefit of the Agent Bank and the Banks, when due of any and all amounts payable by NRGG Funding to the Borrower from time to time pursuant to Sections 1 and 2 of the Equity Commitment Agreement and performance in full of all of NRGG Funding's obligations under Sections 1 and 2 of the Equity Commitment Agreement.

2.   Additional Provisions to Guarantor Obligations.

     (a) In addition to the obligations under Section 1 of this Agreement, Guarantor agrees to pay upon demand all fees and expenses incurred by the Collateral Agent and the Borrower in successfully enforcing against Guarantor any of its obligations and liabilities hereunder or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel. Guarantor waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by the Collateral Agent or the Borrower against, and giving any notice of default or other notice

                                   2

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     to,  or  making any demand on, any party liable thereon (including
Guarantor).

     (b) Guarantor's obligation under this Agreement is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part NRGG Funding's obligations to the Collateral Agent and the Borrower under the Equity Commitment Agreement. If NRGG Funding fails to pay or perform any liabilities or obligations to the Collateral Agent or the Borrower under
          Section 1 or 2 of the Equity Commitment Agreement as and when they are due, Guarantor shall forthwith pay and perform such liabilities or obligations, with any such payment to be made in immediately available funds. Each failure by NRGG Funding to pay or perform any liabilities or obligations arising under Section 1 or 2 of the Equity Commitment Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

     (b) The Collateral Agent and the Borrower may, at any time and from time to time without the consent of or notice to Guarantor, except such notice as may be required by applicable Law which cannot be waived, without incurring responsibility to Guarantor or impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) exercise or refrain from exercising any rights against NRGG Funding or others (including Guarantor) or otherwise act or refrain from acting; (ii) release any other guarantor from its obligations without obtaining the consent of Guarantor and without affecting or impairing the obligations of Guarantor hereunder; (iii) settle or compromise any obligations hereby guaranteed and/or any obligations incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations which may be due to the Collateral Agent, the Borrower or others; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the liabilities or obligations hereby guaranteed or any liabilities or obligations incurred directly or indirectly in respect thereof or hereof and/or any offset there against; (v) apply any sums by

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     whomsoever paid or howsoever realized to any obligations  of  NRGG
Funding to the Collateral Agent or the Borrower regardless of what obligations remain unpaid; (vi) consent to or waive any breach of, or any act, omission or default under, the Equity Commitment Agreement or otherwise amend, modify or supplement the Equity Commitment Agreement or any of such other instruments or agreements; and/or (vii) act or fail to act in any manner referred to in this Agreement which may deprive Guarantor of its right, if any, to subrogation or reimbursement against NRGG Funding or any other Person to recover full indemnity for any payments made pursuant to this Agreement or of its right of contribution against any other party.

     (d) No invalidity, irregularity or unenforceability of the obligations hereby guaranteed shall affect, impair or be a defense to this Agreement.

     (e) In the event that, notwithstanding the provisions of Section 2(b) hereof, this Agreement shall be deemed revocable in accordance with applicable Law, then any such revocation shall become effective only upon actual receipt by the Collateral Agent and the Borrower of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Agreement with respect to obligations and liabilities outstanding on the date of receipt by the Collateral Agent and the Borrower of written notice of such revocation or termination and the sole effect of any revocation and termination hereof shall be to exclude from this Agreement obligations and liabilities thereafter arising which are unconnected with obligations and liabilities theretofore arising or transactions theretofore entered into (Guarantor shall remain liable for all obligations incurred hereunder prior to such revocation or termination).

3. Representations and Warranties. Guarantor makes the representations and warranties set forth below to the Borrower and to the Collateral Agent, acting for its own benefit and for the benefit of the other Secured Parties, which representations and warranties shall survive the execution and delivery of this Agreement:

     (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

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     (b)  Guarantor has taken all necessary corporate action to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder.

     (c) This Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and subject to general equitable principles.

     (d) All Governmental Approvals and actions necessary in connection with the execution and delivery by Guarantor of this Agreement and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

     (e) The execution, delivery and performance of this Agreement, the compliance by Guarantor with the provisions hereof and the consumma-tion of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the respective char-ters or bylaws of Guarantor or any of its subsidiaries or any material franchise or license of Guarantor or any of the terms or provisions thereof, (ii) constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any Lien with respect to, any bond, note, debenture or other evidence of Indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which Guarantor or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of Guarantor or any of its subsidiaries is or may be subject, (iii) contravene any order of any court or Governmental Authority or body having jurisdiction over Guarantor or any of its subsidiaries or any of their properties or
          (iv) or conflict with any statute, rule or regulation or administra-tive or court decree applicable to Guarantor or any of its subsid-iaries or any of their respective properties, in the case of clauses (ii), (iii) and (iv) which conflict, breach, violation, default or contravention, singly or in the aggregate with each other conflict, breach, violation, default or contravention, could reasonably be expected to result in a Material Adverse Effect.
          As used in this clause (e) and otherwise in this Agree-

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     ment,  the  term "Material Adverse Effect" shall mean  a  material adverse effect on either (A) the operations, business, financial condition or property of Guarantor or any of its subsidiaries on a consolidated basis or (B) the ability of Guarantor to perform in a timely manner its obligations under this Agreement.

     (f) There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of Guarantor's knowledge after due inquiry) threatened against Guarantor before or by any court, administrative agency, arbitrator or Governmental Authority which if adversely determined individually or in the aggregate, (i) could reasonably be expected to result in a Material Adverse Effect or (ii) questions the validity, binding effect or enforceability hereof, any action taken or to be taken pursuant hereto or any of the transactions contemplated hereby.

     (g) All quarterly and annual financial statements heretofore delivered by or in respect of Guarantor to the Collateral Agent, the Agent Bank, the Banks or the Borrower are true, correct and complete as of the dates referred to therein, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date thereof and are prepared in accordance with GAAP.

     (h) Guarantor possesses all franchises, certificates, licenses, permits and other Governmental Approvals necessary for it to own its properties, conduct its business and perform its obligations under this Agreement.

     (i)  Guarantor is not an "investment company", or a company
          "controlled" by an "investment company", within the meaning of the ICA.

     (j) Guarantor is a "subsidiary company" of a "holding company" as those terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); however, Guarantor is exempt from all provisions of PUHCA by virtue of Section 3(a)(2) thereof.

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4.   Covenants:  Guarantor agrees that:

     (a) Guarantor shall maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and will obtain any that may become necessary in the future.

     (b) Guarantor shall comply in all material respects with all applicable Laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

          (i) Annual Financial Statements. Guarantor shall deliver to the Collateral Agent and the Borrower, within one hundred twenty (120) days after the close of each fiscal year of Guarantor, the consolidated and consolidating balance sheets of Guarantor and its consolidated Affiliates as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing in the United States.

          (ii) Notice of Default or Litigation. Promptly, and in any event within two (2) Business Days after an Authorized Officer of Guarantor obtains knowledge thereof, Guarantor shall give to the Collateral Agent and the Borrower notice of the occurrence of any event or of any litigation or governmental proceeding pending (a) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (b) with respect to this Agreement, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Guarantor and its Affiliates taken as a whole.

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          (iii)     Other Information.  From time to time, Guarantor
               shall provide to the Collateral Agent and the Borrower such other information or documents (financial or otherwise) regarding Guarantor as the Collateral Agent or the Borrower may reasonably request and as may be available to Guarantor without undue cost or effort.

5. Subrogation. Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all of the liabilities and obligations of NRGG Funding to the Collateral Agent and the Borrower under the Equity Commitment Agreement shall have indefeasibly been paid in full in cash or cash equivalents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such liabilities and obligations shall not have been indefeasibly paid in full in cash or cash equivalents, such amount shall be held in trust for the benefit of the Collateral Agent and the Borrower and shall forthwith be paid to the Collateral Agent or the Borrower, as applicable, and applied to such liabilities and obligations, whether matured or unmatured.

6.   Successions or Assignments.

     (a) This Agreement shall inure to the benefit of the respective successors or assigns of the Collateral Agent and the Borrower who shall have, to the extent of their interest, the rights of the Collateral Agent and the Borrower hereunder.

     (b) This Agreement is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent and the Borrower, which may be granted or withheld in the Collateral Agent's or the Borrower's sole discretion (in the case of the Collateral Agent, as directed by the Agent Bank, acting in accordance with the Credit Agreement), and any purported assignment in violation of this provision shall be void.

7.   Waivers.

     (a) No delay on the part of the Collateral Agent or the Borrower in exercising any of its rights (including those hereunder) and no partial or single

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     exercise  thereof  and no action or non-action by  the  Collateral
Agent or the Borrower, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Agreement.

     (b) Guarantor agrees that, if the Collateral Agent or the Borrower bring any judicial proceedings in relation to any such matter, Guarantor will not interpose any counterclaim or setoff of any nature.

     (c) If any amount payable by Guarantor hereunder is not paid as and when due, then Guarantor authorizes the Collateral Agent and the Borrower to proceed, without prior notice, by right of set-off, counterclaim or otherwise, against any assets of Guarantor that may at any time be in the possession of the Collateral Agent or the Borrower or any branch or office thereof, to the full extent of all amounts payable to the Collateral Agent and the Borrower hereunder.

     (d) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations of NRGG
          Funding under Sections 1 and 2 of the Equity Commitment
          Agreement and notice of or proof of reliance by the Collateral Agent or the Borrower upon this Agreement.

     (e) Guarantor waives diligence, presentment, protest, demand for payment and notice of default to or upon NRGG Funding with respect to the obligations under Sections 1 and 2 of the Equity Commitment Agreement.

8. Interpretation. The Section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

9. Notices. All notices in connection with this Agreement shall be given by notice in writing, hand-delivered or sent by facsimile transmission, or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth below or to such other number or address as shall have been subsequently specified by written notice to each other party hereto, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt. The addresses for notice shall be as follows:

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     (a)  The address of Guarantor is:

          NRG ENERGY, INC.
          1221 Nicollet Mall, Suite 700
          Minneapolis, MN 55403-2445
          Attention:  President
          Telephone No.:  (612) 373-5400
          Telecopier No.:  (612) 373-5430

          With a copy to:

          NRG ENERGY, INC.
          1221 Nicollet Mall, Suite 700
          Minneapolis, MN 55403-2445
          Attention:  General Counsel

     (b)  The address of the Collateral Agent is:

          THE CHASE MANHATTAN BANK
          450 West 33rd Street, 15th Floor
          New York, NY 10001
          Attention:     A. Marsula, Assistant Vice President,
International Project                                       Finance,
Global Trust Services
          Telephone No.:  (212) 946-7557
          Telecopier No.:  (212) 946-8177/8178

     (c)  The address of the Borrower is:

          NRG (MORRIS) COGEN, LLC
          1221 Nicollet Mall, Suite 700
          Minneapolis, MN  55403-2445
          Attention:  President
          Telephone No.:  (612) 373-5400
          Telecopier No.:  (612) 373-5430

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          With a copy to:

          NRG (MORRIS) COGEN, LLC
          1221 Nicollet Mall, Suite 700
          Minneapolis, MN  55403-2445
          Attention:  General Counsel

10. Amendments. Notwithstanding anything contained herein that may be construed to the contrary, as between Guarantor, the Collateral Agent and the Borrower, this Agreement may be amended only with the written consent of the Collateral Agent, the Borrower and Guarantor, with the Collateral Agent acting as directed by the Agent Bank (acting upon the instructions of the Required Banks).

11.  Jurisdiction; Governing Law.

     (a) Any action or proceeding relating in any way to this Agreement may be brought and enforced in the courts of the State of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to the applicable party as provided for notices hereunder. By execution and delivery of this Agreement, Guarantor irrevocably agrees to designate, appoint and empower CT Corporation System, with its offices as of the date hereof at 1633 Broadway, New York, New York 10019, to receive for an on its behalf service of process in the State of New York and further irrevocably consents to the service of process outside the territorial jurisdiction of said courts by mailing copies thereof in accordance with the immediately preceding sentence. Guarantor represents and warrants that it has taken, and will continue to take, all actions necessary to retain CT Corporation System as its registered agent for service of process in the State of New York for the term hereof.

     (b) This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the Laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

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12.  Integration of Terms.  This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

13.  Termination; Reinstatement of Guaranty.

     (a) Subject to the provisions of Section 13(b) hereof, this Agreement shall terminate following the payment in full of all amounts due hereunder or under Sections 1 and 2 of the Equity Commitment Agreement.

     (b) Notwithstanding the provisions of Section 13(a) hereof, this Agreement shall be reinstated if at any time following the termination of this Agreement under Section 13(a) hereof, any payment or performance by Guarantor under this Agreement or NRGG Funding under Section 1 or 2 of the Equity Commitment Agreement is rescinded or must otherwise be returned by the Collateral Agent, the Borrower or any other Person upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of NRG Generating or Guarantor and is so rescinded or returned to the party or parties making such payment or performance, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of this Section 13.

14. Waiver of Jury Trial. THE COLLATERAL AGENT (AND THE AGENT BANK AND THE BANKS AS THIRD PARTY BENEFICIARIES HEREUNDER), THE BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE BORROWER, GUARANTOR OR NRG GENERATING. THIS PROVISION IS MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, THE BORROWER AND GUARANTOR TO ENTER INTO THIS AGREEMENT.

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

     IN WITNESS WHEREOF, Guarantor has caused this Equity Commitment Guaranty to be duly executed and delivered as of the day and year first written above.


                              NRG ENERGY, INC.


                              By:/s/ David H. Peterson
                                   Name: David H. Peterson
                                   Title: President & CEO


Acknowledged and Accepted:

THE CHASE MANHATTAN BANK,
  as Collateral Agent

By: /s/ Annette M. Marsula
      Name: Annette M. Marsula
      Title: Assistant Vice President


NRG (MORRIS) COGEN, LLC

By: /s/ Craig Mataczynski
      Name: Craig Mataczynski
      Title: President